EXHIBIT  99.1




99 CENTS ONLY STORES(R) REPORTS EARNINGS PER SHARE OF $0.17 FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2003.

     CITY OF COMMERCE, CA -- October 21, 2003 - 99 Cents Only Stores(R) (NYSE:NDN) reported net income of $12.1 million for the third quarter ended September 30, 2003 compared to $13.3 million in the third quarter of 2002.
     Earnings per share were $0.17 in the third quarter of 2003, compared to earnings per share of $0.19 in the third quarter of 2002.
     Eric Schiffer, President said "While overall sales growth and same-store-sales were benefited from increased traffic resulting from growth in the food category, earnings per share were impacted by the lower food gross margin as well as back-weighted store openings and higher than planned costs associated with our entry into the Texas market.
     Overall, the initial sales results from the Texas stores indicate these stores are running behind the sales of the average new non-Texas 99 Cents Only Stores. We are excited that the initial sales results show that our Houston customers have a higher average ticket than our non-Texas customers.
     Since the Company's stores are still relatively unknown in Houston and there are a high number of chains and independent stores in Houston with confusingly similar names, the main sales challenge is to get more consumers into the store for the first time. This October we initiated a print media ad campaign in Houston, stepped up efforts to improve the merchandising and the breadth of product selection in Houston and promoted an experienced discount retail grocery executive to be general manager of our Texas operation."
     Total sales in the third quarter 2003 increased 22.8% to $211.5 million, compared to $172.3 million in the third quarter of 2002. Retail sales for the third quarter were $200.6 million, up 25.0% from sales of $160.4 million in 2002. Ten stores opened during the quarter, including six in Texas.
     Same-store-sales increased 4.95% in the third quarter of 2003, benefited primarily from increased transaction count. Same-store-sales for the first nine months of 2003 increased 6.4%.
     Total gross margin for the third quarter of 2003 was 39.2% versus 39.9% in the third quarter of 2002. Retail gross margin for the quarter was 40.2% versus 41.3% in 2002. The difference is primarily due to accelerated sales growth in the lower margin food category and cost factors affecting close-out margins. Year to date retail gross margin was 41.0%, verses 41.5% last year.
     Operating expenses were 30.6% of sales in the quarter versus 28.0% last year. The higher expenses over third quarter last year were due to several factors. There was an approximately 110 basis point impact associated with the opening and running of the Texas territory. This includes both retail start-up costs and costs for operating the new distribution center in Houston, including property taxes, insurance, utilities, maintenance and labor.
     Other cost increases over last year include a 30 basis point increase in depreciation due to investment in stores, systems infrastructure and Texas warehouse. Distribution costs increased about 60 basis points resulting from further expansion into Northern California, Arizona and Nevada as well as


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
freight and distribution costs to replenish the Texas distribution center from Los Angeles. Employee related benefits including workers compensation added about 20 basis points.
     Eric Schiffer, President said "The biggest factor causing the higher SG&A expense is we are running a large automated distribution center in Texas that is currently supporting only a handful of stores. In order to achieve operating returns in Texas similar to our non-Texas stores, given the higher than planned Texas start-up expenses including absorption of the distribution costs, the Company estimates it needs about 30 Texas stores. This is planned to occur by July 2004."

            GUIDANCE FOR THE FOURTH QUARTER ENDING DECEMBER 31, 2003
            --------------------------------------------------------

     Total sales for the fourth quarter, including wholesale sales, are projected in the range of $243 to $248 million. Comparable store sales are projected at 1% to 3%. The company plans to open 15 stores in the 4th quarter with 2 in October, 3 in November and 10 in December. This includes 7 stores in Houston.
     Total gross margin is projected in the range of 40.4% to 41.1%. Total SG&A expenses including depreciation are projected at 28.6% to 29.4%. The tax rate is projected at 38.7% of pre-tax income. Fully diluted share count is projected at
73.1  million  and  EPS  for  the  quarter is projected in the range of $0.24 to
$0.27.
                                GUIDANCE FOR 2004
                                -----------------

     Total sales for the full year 2004, including wholesale sales, are projected in the range of $980 million to $1,035 million. Comparable store sales for the year are projected at 1% to 3%. The company plans to grow its square footage 25% by opening approximately 48 stores with at least 20 in Texas. The tax rate for 2004 is estimated at 39.5%. Fully diluted share count is projected at 74.2 million. EPS for 2004 is projected to be in the range of $1.00 to $1.05.
     Total sales, including wholesale, for the first quarter of 2004 are projected to be in the range of $240 million to $245 million. Same store sales for the first quarter are projected to range from 1% to 3%. The company plans to open 12 to 14 stores in the first quarter with at least 7 stores in Texas. The Company plans to open its first stores in Dallas, Texas and Tucson, Arizona in the first quarter of 2004.
     Total gross margin for the first quarter is projected in the range of 39.7% to 40.2%. Total SG&A expenses including depreciation are projected at 28.8% to 29.2%. Fully diluted share count is projected at 73.3 million shares. EPS for the first quarter is projected in the range of $0.22 to $0.24.
     A conference call to discuss this earnings release is scheduled for Tuesday, October 21, 2003, at 8:00 A.M. Pacific Time. If you would like to participate in this conference call, please phone the Link conference call operator at 1-206-315-1857 about nine minutes before the call is scheduled to begin. Please inform the Operator that you are calling in for 99 Cents Only Stores' 3rd Quarter Earnings conference call. A recorded version of the call will be made available four hours after completion of the call and will remain on-line until October 28, 2003, 5:00 P.M. Pacific Time. To access the recorded version, dial 1-913-383-5767 PASSCODE: 4071.
     99 Cents Only Stores(R), the nation's oldest existing one-price retailer, operates 176 retail stores in California, Nevada, Arizona and Texas and a wholesale division called Bargain Wholesale. The Company will open its 26th and 27th stores for the year and its twelfth and thirteenth stores in Houston, Texas on Thursday, November 6, 2003. 99 Cents Only Stores(R) emphasizes name-brand quality consumables, priced at an excellent value, in attractively merchandised stores.


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
     This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs and other factors, including those discussed in the Company's most recent quarterly and annual filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                                 99 CENTS ONLY STORES
                                           CONSOLIDATED STATEMENTS OF INCOME
                                                      (Unaudited)
                                    (Amounts in thousands except per share amounts)



                                        Three months ended September 30            Nine Months ended September 30

                                            2003                  2002                2003                  2002
                                   ----------------------  -----------------  ---------------------  -----------------

Net sales:
    99 Cents Only Stores           $  200,567       94.8%  $160,424    93.1%  $ 580,331       94.4%  $465,507    92.5%
    Bargain Wholesale                  10,969        5.2%    11,839     6.9%     34,660        5.6%    37,722     7.5%
                                   ----------  ----------  --------  -------  ---------  ----------  --------  -------
                                      211,536      100.0%   172,263   100.0%    614,991      100.0%   503,229   100.0%
Cost of sales                         128,659       60.8%   103,509    60.1%    369,913       60.1%   302,668    60.2%
                                   ----------  ----------  --------  -------  ---------  ----------  --------  -------
    Gross Profit                       82,877       39.2%    68,754    39.9%    245,078       39.9%   200,561    39.8%
Selling, general and
      administrative expenses          58,437       27.6%    43,577    25.3%    164,038       26.7%   126,840    25.2%
Depreciation & amortization             6,317        3.0%     4,570     2.7%     16,934        2.8%    12,769     2.5%
                                   ----------  ----------  --------  -------  ---------  ----------  --------  -------
Total operating expenses               64,754       30.6%    48,147    28.0%    180,972       29.5%   139,609    27.7%
                                   ----------  ----------  --------  -------  ---------  ----------  --------  -------
      Operating Income                 18,123        8.6%    20,607    11.9%     64,106       10.4%    60,952    12.1%

Interest and other income
      (expense), net                    1,609        0.7%     1,135     0.7%      3,635        0.6%     3,430     0.7%
                                   ----------  ----------  --------  -------  ---------  ----------  --------  -------
 Income before income taxes            19,732        9.3%    21,742    12.6%     67,741       11.0%    64,382    12.8%
 Provision for income taxes             7,630        3.6%     8,487     4.9%     26,195        4.2%    25,139     5.0%
                                   ----------  ----------  --------  -------  ---------  ----------  --------  -------
 Net income                        $   12,102        5.7%  $ 13,255     7.7%  $  41,546        6.8%  $ 39,243     7.8%
                                   ==========  ==========  ========  =======  =========  ==========  ========  =======

Basic earnings per share
    Net income                     $     0.17              $   0.19           $    0.58              $   0.56
                                   ==========              ========           =========              ========

Diluted earnings per share
    Net income                     $     0.17              $   0.19           $    0.57              $   0.55
                                   ==========              ========           =========              ========

Shares used in computation of net
 income per share
    Basic                              71,929                70,043              71,513                69,830
    Diluted                            73,033                71,217              72,306                71,139


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

                                      99 CENTS ONLY STORES
                                         BALANCE SHEETS
                                          (Unaudited)
                                     (Amounts in thousands)


                                                  September 30,   December 31,   September 30,
                                                       2003           2002            2002
                                                  --------------  -------------  --------------
  ASSETS:
  Cash                                            $        2,054  $       7,985  $        3,292
  Short-term investments                                 127,276        146,857         112,162
  Receivables, net                                         3,324          2,753           3,590
  Due from shareholder                                     2,179          1,232               -
  Income tax receivable                                   11,744              -           5,342
  Inventories                                            106,248         83,176          83,823
  Other current assets                                     3,150          2,869           3,212
                                                  --------------  -------------  --------------
        Total current assets                             255,975        244,872         211,421

  Property and Equipment, net                            177,126        127,560         118,169

  Long-term investments in marketable securities          50,341         37,223          42,959

  Deferred taxes                                          19,078         19,078          15,689
  Other assets                                            13,050         11,177          11,329
                                                  --------------  -------------  --------------
                                                          32,128         30,255          27,018
                                                  --------------  -------------  --------------
        Total assets                              $      515,570  $     439,910  $      399,567
                                                  ==============  =============  ==============

  LIABILITIES AND SHAREHOLDERS' EQUITY:
  Current portion of capitalized lease            $           40  $          40  $           41
  Accounts payable                                        16,811         16,946           9,850
  Accrued expenses                                        11,384         10,157           7,862
  Workers Compensation                                     8,412          7,725           6,019
  Income tax payable                                           -            518               -
                                                  --------------  -------------  --------------
        Total current liabilities                         36,647         38,386          23,772

  Deferred rent                                            2,400          2,210           2,150
  Deferred compensation liability                          1,780          1,102             950
  Capitalized lease obligation                             1,564          1,597           1,627
                                                  --------------  -------------  --------------
                                                           5,744          4,909           4,727

  Shareholders' equity                                   473,179        396,615         371,068
                                                  --------------  -------------  --------------

  Total liabilities and shareholders' equity      $      515,570  $     439,910  $      399,567
                                                  ==============  =============  ==============


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
                                           99 CENTS ONLY STORES
                                         STATEMENTS OF CASH FLOWS
                                                (Unaudited)
                                           (Amounts in thousands)


                                                                                      NINE MONTHS ENDED
                                                                                         September 30,
                                                                                      2003         2002
                                                                                   -----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   41,546   $  39,243
 Adjustment to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization. . . . . . . . . . . . . . . . . . . . . . . . .      16,814      12,769
   Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           -         (17)
   Tax benefit from exercise of non-qualified employee stock options. . . . . . .      10,609       3,500
 Changes in assets and liabilities associated with operating activities:
   Accounts receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (572)        (67)
   Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (23,071)    (17,295)
   Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (1,517)       (527)
   Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (89)          -
   Accounts payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (135)     (5,393)
   Accrued expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,228       1,518
   Worker's compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         687         486
   Income taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (15,262)     (3,958)
   Deferred rent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         190          90
   Due (from) shareholder . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (947)     (1,655)

     Net cash provided by operating activities. . . . . . . . . . . . . . . . . .      29,481      28,694

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment. . . . . . . . . . . . . . . . . . . . . . .     (66,381)    (27,281)
 Purchase (sale) of marketable securities . . . . . . . . . . . . . . . . . . . .       6,464      (7,023)
 Investments in partnerships. . . . . . . . . . . . . . . . . . . . . . . . . . .         129           -

     Net cash used in investing activities. . . . . . . . . . . . . . . . . . . .     (59,788)    (34,304)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital lease obligation . . . . . . . . . . . . . . . . . . . . . . . . . . . .         (32)        (10)
 Proceeds from exercise of stock options. . . . . . . . . . . . . . . . . . . . .      24,408       8,680

     Net cash provided by financing activities. . . . . . . . . . . . . . . . . .      24,376       8,670

NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . . . . . . . . . . . .      (5,931)      3,060
CASH, beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . .       7,985         232

CASH, end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    2,054   $   3,292




NOTE TO EDITORS: 99 CENTS ONLY STORES(R) NEWS RELEASES AND INFORMATION AVAILABLE ON THE WORLD WIDE WEB AT HTPP://WWW.99ONLY.COM
CONTACT: 99 CENTS ONLY STORES(R), CITY OF COMMERCE, CALIFORNIA, ANDY FARINA, CFO, 323/881-9933 -99 CENTS--


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